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                      COMDIAL CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                                          Years Ended December 31,
                                                                  1997               1996                1995
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BASIC
Net Income                                                     $5,719,000          $1,809,000         $9,869,000
Dividends                                                              -                   -            (350,000)
                                                                ---------          ----------         ----------
   Net income applicable to common shares                      $5,719,000          $1,809,000         $9,519,000
                                                               ==========          ==========         ==========

Weighted average number of common shares
  outstanding during the year                                   8,654,466           8,478,883          7,465,938
Add - contingent shares                                            29,324               5,388                 -
                                                                ---------          ----------         ----------
Weighted average number of shares used
  in calculation of basic earnings per
  common share                                                  8,683,790           8,484,271          7,465,938
                                                                =========           =========          =========

Basic earnings per common share                                     $0.66               $0.21              $1.27
                                                                   ======              ======             ======

     DILUTED

Net income applicable to common shares - basic                 $5,719,000          $1,809,000         $9,519,000
Adjustments for convertible securities:
   Dividends paid on convertible preferred
   stock                                                               -                   -             350,000
                                                                ---------          ----------         ----------
Net income applicable to common shares,
   assuming conversion of above securities                     $5,719,000          $1,809,000         $9,869,000
                                                               ==========          ==========         ==========
Weighted average number of shares used
  in calculation of basic earnings per
  common share                                                  8,683,790           8,484,271          7,465,938
Add incremental shares representing:
  Shares issuable upon exercise of stock
  options and warrants  issuable based on
  weighted average price:

    Convertible preferred stock                                         -                   -            527,082
    Stock options                                                  83,563             183,370            216,836
                                                                ---------          ----------         ----------

Weighted average number of shares used
  in calculation of diluted earnings
  per common share                                              8,767,353           8,667,641          8,209,856
                                                                =========           =========          =========

Diluted earnings per common share                                   $0.65               $0.21              $1.20
                                                                =========           =========          =========

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